UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 2, 2015
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant's telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 2, 2015, the Board of Directors of The Coca-Cola Company (the "Company") amended and restated the Company's By-Laws (the "Amended and Restated By-Laws") to implement a proxy access by-law. Article I, Section 12 of the Amended and Restated By-Laws permits a shareowner, or a group of up to 20 shareowners, owning 3% or more of the Company's outstanding common stock continuously for at least three years to nominate and include in the Company's proxy materials directors constituting up to two individuals or 20% of the board (whichever is greater), provided that the shareowner(s) and the nominee(s) satisfy the requirements specified in Article 1, Section 12.

The Amended and Restated By-Laws also contain clarifications, updates and changes to the requirements of the notice of shareowner business and election of director provisions in Article I, Sections 10 and 11.

This description of the amendments to the By-Laws is qualified in its entirety by reference to the text of the Amended and Restated By-Laws, which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.2    By-Laws of the Company, as amended and restated effective September 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)

Date: September 3, 2015	By:	/s/ BERNHARD GOEPELT
Bernhard Goepelt Senior Vice President, General Counsel, and Chief Legal Counsel